                                                                      Exhibit 20


                                                 KEY AUTO FINANCE TRUST 1997-1
                                    MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                 Servicer: Key Bank USA, N.A.
                                           Indenture Trustee: Bankers Trust Company
                                         Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  February 1 to February 28, 1999
Distribution Date:  March 15, 1999
Statement for Class A and Class B Noteholders and Certificateholders                                   Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       ----------------------
(i)   Principal Distribution
          Class A-1 Note Amount                                                              0.00              0.0000000
          Class A-2 Note Amount                                                      7,592,697.11            115.0408653
          Class A-3 Note Amount                                                              0.00              0.0000000
          Class B  Note Amount                                                               0.00              0.0000000
          Certificates Amount                                                                0.00              0.0000000


(ii)  Interest Distribution
          Class A-1 Note Amount                                                              0.00              0.0000000
          Class A-2 Note Amount                                                        331,075.96              5.0163025
          Class A-3 Note Amount                                                        236,472.63              5.1250000
          Class B  Note Amount                                                         140,304.00              5.3333333
          Certificates Amount                                                          112,535.50              6.4166667


(iii) Total Pool Balance of Notes and Certificates (end of Collection Period)      148,061,262.33


(iv)  Class A-1 Notes Balance (end of Collection Period)                                     0.00
      Class A-1 Pool Factor (end of Collection Period)                                                         0.0000000
      Class A-2 Notes Balance (end of Collection Period)                            58,075,262.33
      Class A-2 Pool Factor (end of Collection Period)                                                         0.8799282
      Class A-3 Notes Balance (end of Collection Period)                            46,141,000.00
      Class A-3 Pool Factor (end of Collection Period)                                                         1.0000000
      Class B Notes Balance (end of Collection Period)                              26,307,000.00
      Class B Pool Factor (end of Collection Period)                                                           1.0000000
      Certificates Balance (end of Collection Period)                               17,538,000.00
      Certificates Pool Factor (end of Collection Period)                                                      1.0000000


(v)   Basic Servicing Fee                                                               129,711.63             0.2844641


(vi)  Aggregate Net Losses                                                              393,431.93


(vii) Reserve Account Balance after Giving Effect to Payments                         7,141,120.70
      Made on Distribution Date
       Specified Reserve Account Balance after Giving Effect to Payments              8,856,342.03
      Made on Distribution Date
       Draws on Reserve Account                                                               0.00
       Deposits to Reserve Account                                                      152,530.21

                                                 KEY AUTO FINANCE TRUST 1997-1
                                    MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                                                 Servicer: Key Bank USA, N.A.
                                           Indenture Trustee: Bankers Trust Company
                                         Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:  February 1 to February 28, 1999
Distribution Date:  March 15, 1999
Statement for Class A and Class B Noteholders and Certificateholders                                   Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       ----------------------
(viii) Class A-1 Notes Interest Carryover Shortfall                                           0.00             0.0000000
       Class A-2 Notes Interest Carryover Shortfall                                           0.00             0.0000000
       Class A-3 Notes Interest Carryover Shortfall                                           0.00             0.0000000
       Class B Notes Interest Carryover Shortfall                                             0.00             0.0000000
       Certificates Interest Carryover Shortfall                                              0.00             0.0000000
       Class A-1 Notes Principal Carryover Shortfall                                          0.00             0.0000000
       Class A-2 Notes Principal Carryover Shortfall                                          0.00             0.0000000
       Class A-3 Notes Principal Carryover Shortfall                                          0.00             0.0000000
       Class B Notes Principal Carryover Shortfall                                            0.00             0.0000000
       Certificates Principal Carryover Shortfall                                             0.00             0.0000000


(ix)   Additional Principal Distributable Amount                                              0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the                            0.00
       Seller or purchased by Servicer


(xi)   Delinquent Contracts
                                                                               Number                          Balance
                                                                               -----------------------------------------
           30-59 Days                                                            642                        5,787,152.67
           60-89 Days                                                            177                        1,561,553.66
           90 Days or More                                                       179                        1,392,035.21
           Financed Vehicles repossessed but not yet Charged-off                  40                          355,583.45

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
----------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                     0.1283476
Weighted Average Remaining Term of Remaining Portfolio                                  34.5082007

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                            0.0024102
     (ii)  Preceding Collection Period                                                   0.0036995
     (iii) Current Collection Period                                                     0.0025276
     (vi)  Three Month Average                                                           0.0028791

Ending Portfolio Balance                                                            148,061,262.33